Exhibit 10.2

[Execution]

AMENDMENT NO. 1

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of December 9, 2008, is entered into by and among Lerner New York, Inc., a Delaware corporation (“Lerner”), Lernco, Inc., a Delaware corporation (“Lernco”), and Jasmine Company, Inc., a Massachusetts corporation (“Jasmine” and together with Lerner and Lernco, collectively, “Borrowers” and individually each a “Borrower”), the Lenders (as defined in the Loan Agreement), and Wachovia Bank, National Association, a national banking association, in its capacity as agent for the Lenders and the Bank Product Providers (in such capacity, “Agent”).

W I T N E S S E T H :

WHEREAS, Borrowers, New York & Company, Inc., a Delaware corporation, (“NY&Co”), Lerner New York Holding, Inc., a Delaware corporation (“Parent”), Nevada Receivable Factoring, Inc., a Nevada corporation (“Nevada Factoring”), Associated Lerner Shops of America, Inc., a New York corporation (“Associated Lerner”), and Lerner New York GC, LLC, an Ohio limited liability company (“Lerner GC” and together with NY&Co, Parent, Nevada Factoring and Associated Lerner, collectively, “Guarantors” and each a “Guarantor”), Lenders, Agent, Bank of America, N.A., as successor by merger to LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance, in its capacity as documentation agent for Lenders (in such capacity, “Documentation Agent”), have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated as of August 22, 2007, among Borrowers, Guarantors, Lenders, Agent and Documentation Agent (as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other agreements, documents and instruments referred to therein or any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders make certain amendments to the Loan Agreement and the other Financing Agreements, and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and

WHEREAS, the parties hereto desire to enter into this Amendment to evidence and effectuate such amendments, subject to the terms and conditions and to the extent set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.               Definitions.

1.1   Amendment to Definition.  The term “Leverage Ratio” in the definition section of the Loan Agreement is hereby amended as follows:

“Leverage Ratio”  [Intentionally Deleted]

1.2   Interpretation.  All capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Loan Agreement.

2.               Amendments to Loan Agreement.

2.1   Minimum Excess Availability.  Section 9.17 of the Loan Agreement is hereby replaced with the following:

“9.17       Minimum Excess Availability.  Borrowers shall at all times maintain Excess Availability of at least $10,000,000.”

2.2   Financial Covenants.  Section 9.18 of the Loan Agreement is hereby replaced with the following:

“9.18               Financial Covenant.

(a)  Until such time as the Existing Term Loan and all Obligations related thereto are indefeasibly paid and satisfied in full in immediately available funds in accordance with the terms of this Agreement, if the sum of Excess Availability plus Qualified Cash (i) is equal to or less than $30,000,000 at any time, other than during the fiscal months of March or November of any fiscal year of Borrowers or (ii) is equal to or less than $20,000,000 at any time during the fiscal months of March or November of any fiscal year of Borrowers, Borrowers shall be required to maintain a Fixed Charge Coverage Ratio of not less than 1.0:1.0 calculated on a trailing twelve (12) month basis when measured as of the end of each fiscal month.

(b) Upon the indefeasible payment and satisfaction in full of the Existing Term Loan and all Obligations related thereto in immediately available funds in accordance with the terms of this Agreement, if as of the end of any fiscal month of the Borrowers the average amount of Borrowers’ Excess Availability is less than $12,500,000, Borrowers shall be required to maintain a Fixed Charge Coverage Ratio of not less than 1.0:1.0 calculated on a trailing twelve (12) month basis when measured as of the end of each fiscal month.”

3.     Conditions Precedent.  Concurrently with the execution and delivery hereof, and as a further condition to the effectiveness of this Amendment and the agreement of Agent to the modifications and amendments set forth in this Amendment, each of the following conditions precedent, in a manner satisfactory to Agent:

3.1   Agent shall have received, in form and substance satisfactory to Agent, an executed copy of an original or executed original counterparts of this Amendment by electronic mail or facsimile (with the originals to be delivered within five (5) Business Days after the date hereof), duly authorized, executed and delivered by each Borrower, Guarantor and Required Lenders;

3.2   Agent shall have received, in form and substance satisfactory to Agent, an executed copy of an original or executed original counterparts of a fee letter, dated of even date herewith, among Agent, Borrowers and Guarantors;  and

3.3   as of the date of this Amendment, no Default or Event of Default shall exist or shall have occurred and be continuing.

4.     Additional Representations, Warranties and Covenants.  Each Borrower and Guarantor represents, warrants and covenants with, to and in favor of Agent as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a condition of the effectiveness of this Amendment and a continuing condition of the making or providing of any Revolving Loans or Letters of Credit by Agent and Lenders to Borrowers:

4.1   This Amendment and each other agreement or instrument to be executed and delivered by Borrowers or Guarantors hereunder have been duly authorized, executed and delivered by all necessary action on the part of Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders, and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of Borrowers or Guarantors, as the case may be, contained herein and therein constitute legal, valid and binding obligations of Borrowers and Guarantors, as the case may be, enforceable against them in accordance with their terms.

4.2   All of the representations and warranties set forth in the Loan Agreement as amended hereby, and the other Financing Agreements, are true and correct in all material respects after giving effect to the provisions of this Amendment, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

4.3   Borrowers and Guarantors are not required to obtain any consents, waivers or approvals to the transactions contemplated by this Amendment from any other Person with respect to any agreement, mortgage, instrument with any other Person to which any Borrower or Guarantor is a party or may be bound.

4.4   No Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment.

5.     Acknowledgments by Guarantors.  Each Guarantor hereby expressly and specifically ratifies, restates and confirms the terms and conditions of the Amended and Restated Guarantee, dated August 22, 2007 (the “Guarantee”), in favor of Agent and Lenders and its liability for all of the Guaranteed Obligations (as defined in the Guarantee), and all other obligations, liabilities, agreements and covenants thereunder. Each Guarantor hereby acknowledges, confirms and agrees that as of the date hereof and after giving effect to the terms of this Amendment, the Guarantee guaranteeing the payment and performance of all Obligations of Borrowers are in full force and effect.

6.     Effect of this Amendment.  This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof. Except as expressly provided herein, no other changes or modifications to the Loan Agreement or any of the other Financing Agreements, or waivers of or consents under any provisions of any of the foregoing, are intended or implied by this Amendment, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date of this Amendment.  The applicable provisions of this Amendment and the Loan Agreement shall be read and interpreted as one agreement. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements conflicts with any provision of this Amendment, the provision of this Amendment shall control.

7.     Further Assurances.  Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment.

8.     Governing Law.  The validity, interpretation and enforcement of this Amendment in any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise shall be governed by the internal laws of the State of New York, without regard to any principle of conflict of laws or other rule of law that would result in the application of the law of any jurisdiction other than the State of New York. Without in any way limiting the foregoing, the parties elect to be governed by New York law in accordance with, and relying on (at least in part), Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

9.     Binding Effect.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

10.   Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.  This Amendment  may be executed and delivered by telecopier (or other electronic transmission of a manually executed counterpart) with the same force and effect as if it were a manually executed and delivered counterpart.  Any party delivering an executed counterpart of this Amendment by telecopier (or other electronic transmission of a manually executed counterpart) shall also deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment as to such party or any other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first written.

BORROWERS

LERNER NEW YORK, INC.

By:	/s/ Sheamus G. Toal

Title:	Executive Vice President and
Chief Financial Officer

LERNCO, INC.

By:	/s/ Sheamus G. Toal

Title:	President

JASMINE COMPANY, INC.

By:	/s/ Sheamus G. Toal

Title:	Treasurer

[SIGNATURES CONTINUED ON NEXT PAGE]

[Signature Page to Amendment No. 1 to Second

Amended and Restated Loan and Security Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGENT

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ Constantine Krikos

Title:	Vice President

LENDERS

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Constantine Krikos

Title:	Vice President

BANK OF AMERICA, N.A., as successor by merger to LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance

By:	/s/ Kathleen Dimock

Title:	Managing Director

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 1 to Second

Amended and Restated Loan and Security Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

NEW YORK & COMPANY, INC.		NEVADA RECEIVABLE FACTORING, INC.

By:	/s/ Sheamus G. Toal	By:	/s/ Sheamus G. Toal

Title:	Executive Vice President and	Title:	President and Chief Financial Officer
Chief Financial Officer

LERNER NEW YORK HOLDING, INC.		LERNER NEW YORK GC, LLC.

By:	/s/ Sheamus G. Toal	By:	/s/ Sheamus G. Toal

Title:	Executive Vice President and	Title:	Treasurer
Chief Financial Officer

ASSOCIATED LERNER SHOPS OF AMERICA, INC.

By:	/s/ Sheamus G. Toal

Title:	Assistant Secretary

[Signature Page to Amendment No. 1 to Second

Amended and Restated Loan and Security Agreement]